Exhibit (a)(1)(F)

Instructing Sheet
To Instruct David Lerner Associates, Inc.
To Tender Common Shares of
APPLE HOSPITALITY REIT, INC.
Pursuant to the Offer to Purchase
dated May 18, 2015

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, AT THE END OF THE DAY, NEW YORK CITY TIME, ON JUNE 22, 2015, UNLESS THE OFFER IS EXTENDED OR WITHDRAWN (SUCH TIME AND DATE, AS THEY MAY BE EXTENDED, THE “EXPIRATION DATE”). IF YOU WISH TO TENDER YOUR SHARES HELD THROUGH DAVID LERNER ASSOCIATES, INC. (“DLA”), YOU MUST SUBMIT THIS COMPLETED FORM TO DLA NO LATER THAN FIVE BUSINESS DAYS PRIOR TO THE EXPIRATION TIME, OR NO LATER THAN JUNE 15, 2015 (UNLESS THE EXPIRATION TIME OF THE OFFER IS EXTENDED).

You may tender all or a portion of your Shares at any of the different prices listed below. Regardless of the price or prices at which you decide to tender Shares, all of the Shares purchased pursuant to the Offer will be purchased for the same price. Use the first row if you are tendering all of your Shares at one price and check the box below the price you are selecting. If you are tendering less than all of your Shares, or you are tendering all of your Shares in portions at different prices, use the second row and indicate the price or prices at which you want to tender Shares by writing the number of Shares you want to tender at each such price on the line corresponding to that price. See Section 2—Procedures for Tendering Shares and Summary Term Sheet in the Offer to Purchase and the Important Instructions and Information for more details. Questions and requests for assistance with respect to the Offer may be directed to American Stock Transfer & Trust Company, LLC or Merrill Lynch, Pierce, Fenner & Smith Incorporated at the applicable telephone number set forth in the Important Instructions and Information. Questions and requests for assistance with respect to this Instructing Sheet may be directed to DLA at the telephone number set forth below.

TENDER PRICE: (DOLLARS PER SHARE)	$19.00	$19.50	$20.00	$20.50	$21.00
1. Tendering ALL Shares at ONE Price (check ONLY ONE box to tender ALL shares at the indicated price per share)	□	□	□	□	□

---- OR ----

TENDER PRICE: (DOLLARS PER SHARE)	$19.00	$19.50	$20.00	$20.50	$21.00
2. Tendering less than all Shares or tendering Shares at more than one price
(enter the number of Shares per price)

NOTE: If you are completing row 2, the total number of Shares tendered cannot exceed the total number of Shares (or fraction thereof) you own. See Section 9—Treatment of Fractional Shares of the Offer to Purchase for the treatment of any fractional Shares.

By checking this box you are certifying that you are the beneficial or record owner of an aggregate of less than 100 Shares. □

Name(s) and Address of Beneficial Owner(s) If there is any error in the name or address shown below, please make the necessary corrections

COMPLETE AND RETURN THIS PAGE TO DLA
AT THE ADDRESS SET FORTH BELOW TO INSTRUCT DLA TO TENDER YOUR SHARES.
SEE SIGNATURE REQUIREMENTS ON THE REVERSE SIDE.

Attn: Clearance Department
David Lerner Associates, Inc.
 477 Jericho Turnpike
P.O. Box 9006
Syosset, New York 11791-9006
Toll-Free: (800) 367-3000

SIGN HERE TO TENDER YOUR SHARES

The undersigned shareholder (or authorized person signing on behalf of the registered shareholder), as Assignor, hereby authorizes and instructs David Lerner Associates, Inc. to tender the number of Shares specified above pursuant to the terms of the Offer and, if applicable, to submit a certification stating that the shareholder is the beneficial or record owner of less than an aggregate of 100 Shares. The undersigned hereby certifies, under penalties of perjury, that the information and representations provided have been duly completed by the undersigned, are true and correct as of the date hereof. (If signature is by an officer of a corporation, attorney-in-fact, agent, executor, administrator, trustee, guardian or other person(s) acting in a fiduciary or representative capacity, please complete the line captioned “Capacity” and such person should provide a signature guarantee and proper evidence satisfactory to DLA of their authority so to act must be submitted.)

Medallion Signature Guarantee Only required if signing in any capacity other than as a shareholder. Each signature must be separately medallion signature guaranteed. A notarization is not acceptable.

Signature & Date – Shareholder/Executor/Personal Representative
Signature & Date – Co-Shareholder/Co-Executor
Telephone Number
David Lerner Associates, Inc. Account Number
Capacity (if not as shareholder):	□ Executor/Executrix	□ Personal Representative
	□ Power of Attorney	□ Trustee